Exhibit 5
OPINION OF TRAVONTE WARREN
The Procter & Gamble Company
Legal Division
1 Procter & Gamble Plaza, Cincinnati, Ohio 45202-3315

October 15, 2026
The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-3 (the “Registration Statement”), registering 100,000 shares of the Company's Common Stock, without par value (the "Shares"), to be offered as set forth in the Registration Statement for The Procter & Gamble Limited Share Investment Scheme (the “Registered Plan”).

As counsel for the Company, I have examined and I am familiar with originals or copies, certified or otherwise, identified to my satisfaction, of such statutes, documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of this opinion including the Amended Articles of Incorporation, Regulations and By Laws of the Company, the Registered Plan, the records of proceedings of the shareholders and directors of the Company and such other instruments which I consider pertinent.

Upon the basis of the foregoing, I am of the opinion that when issued, delivered, and paid for in accordance with this Registration Statement and the Registered Plan and after the filing of this Registration Statement with the Securities and Exchange Commission, the Shares will be validly and legally issued and will be fully paid and non-assessable.

I am a member of the Bar of the State of Ohio. I express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio.

I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement and to the reference to my name in the Registration Statement, without admitting that I am an “expert” within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

The opinion set forth herein is expressed solely for the benefit of the addressee hereof and may not be relied upon by any other person or entity without my prior written consent.

Very truly yours,

/s/ Travonte Warren

Travonte Warren
Director and Assistant General Counsel